Exhibit 10.1
FIRST LOAN MODIFICATION AGREEMENT
(TERM LOAN)
This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 16, 2011, by and among MIDCAP FUNDING III, LLC, a Delaware limited liability company, with an office located at 7735 Old Georgetown Road, Suite 400, Bethesda, Maryland 20814 (“MidCap”), and the other Lenders party hereto from time to time including without limitation, SILICON VALLEY BANK, a California corporation and with a loan production office located at 3353 Peachtree Road, NE, Suite M-10, Atlanta, GA 30326 (“SVB”), SVB in its capacity as agent for the Lenders (the “Agent”), SVB and MidCap in their capacity as joint lead arrangers (in such capacity, the “Arrangers”), and ALIMERA SCIENCES, INC., a Delaware corporation with its chief executive office located at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Lenders, Borrower is indebted to Lenders pursuant to a loan arrangement dated as of October 14, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 14, 2010, between Borrower and Lenders (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement, and (b) the Intellectual Property Collateral as described in that certain Intellectual Property Security Agreement dated as of October 14, 2010, among, Borrower, Agent, and Lenders (the “IP Agreement”, and together with the Loan Agreement and any other collateral security granted to Agent, for the ratable benefit of the Lenders, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
A.	Modifications to Loan Agreement.
1	The Loan Agreement shall be amended by deleting the following, appearing as Sections 2.1.1 (a) and 2.1.1 (b) thereof, in its entirety:
“(a) Availability. Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower in an aggregate amount up to Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1.1 hereto. The Term Loans shall be available in two (2) tranches. The first tranche (“Term A Loan”) shall be in an amount equal to Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) and shall be advanced on the Effective Date. The second tranche (“Term B Loan”; Term A Loan and Term B Loan are each referred to herein individually as a “Term Loan” and collectively as the “Term Loans”) shall be made available by the Lenders during the Term B Loan Draw Period in an amount equal to Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) in a single advance. In the event Borrower does not request the Term B Loan during the Term B Loan Draw Period, the Lenders may, in their discretion, advance the Term B Loan to Borrower on July 31, 2011, without such request by Borrower, after which advance Borrower will be deemed to have received said Term Loan B for all purposes hereafter. Notwithstanding anything to the contrary contained in the foregoing or anywhere else in this Agreement or any other

Loan Document, (x) the Lenders shall not have any obligation to make any advances under the Term B Loan Commitments until the commencement of the Term B Loan Draw Period, and from the Effective Date until the commencement of the Term B Loan Draw Period, for all purposes under this Agreement, the Term B Loan Commitments and the Term B Loan Commitment of each Lender shall be deemed to be zero ($0), and (y) from the Effective Date until the commencement of the Term B Loan Draw Period, for all purposes under this Agreement, the Term Loan Commitments shall be deemed to be Term A Loan Commitments and the Term Loan Commitment of each Lender shall be deemed to be such Lender’s Term A Loan Commitment. Any portion of the Term B Loan Commitments not funded as of the close of business on the date which is five (5) Business Days after the end of the Term B Loan Draw Period shall thereupon automatically be terminated and the Term B Loan Commitment of each Lender as of such date shall be reduced by such Lender’s Pro Rata Share of such total reduction in the Term B Loan Commitments. Each Lender’s obligation to fund the applicable Term Loan shall be limited to such Lender’s Term A Loan Commitment or Term B Loan Commitment, as applicable, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded. Borrower shall not have any right to reborrow any portion of any Term Loan that is repaid or prepaid from time to time.
(b) Repayment. Commencing on August 31, 2011, and continuing on the Payment Date of each successive month thereafter through and including the Term Loan Maturity Date, Borrower shall make consecutive monthly payments of principal in respect of the Term A Loans to each Lender, as calculated by Agent in accordance with: (1) the amount of such Lender’s Term A Loan, (2) the effective rate of interest, as determined in Section 2.2, and (3) a straight-line amortization schedule ending on the Term Loan Maturity Date. Commencing on the later of (i) August 31, 2011 and (ii) the first (1st) Payment Date following the Funding Date of the Term B Loans, and continuing on the Payment Date of each successive month thereafter through and including the Term Loan Maturity Date, Borrower shall make consecutive monthly payments of principal in respect of the Term B Loans to each Lender, as calculated by Agent in accordance with: (1) the amount of such Lender’s Term B Loan, (2) the effective rate of interest, as determined in Section 2.2, and (3) a straight-line amortization schedule ending on the Term Loan Maturity Date. All unpaid principal and accrued interest with respect to the Term Loans is due and payable in full on the Term Loan Maturity Date. The Term Loans may be prepaid only in accordance with Sections 2.1.1(c) and 2.1.1(d).”
and inserting in lieu thereof the following:
“(a) Availability. Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower in an aggregate amount up to Seventeen Million Two Hundred Fifty Thousand Dollars ($17,250,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1.1 hereto. The Term Loans shall be available in two (2) tranches. The first tranche (“Term A Loan”) shall be in an amount equal to Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) and shall be advanced on the Effective Date. The second tranche (“Term B Loan”; Term A Loan and Term B Loan are each referred to herein individually as a “Term Loan” and collectively as the “Term Loans”) shall be made available by the Lenders during the Term B Loan Draw Period in an amount equal to Eleven Million Dollars ($11,000,000.00) in a single advance. In the event Borrower does not request the Term B Loan during the Term B Loan Draw Period, the Lenders may, in their discretion, advance the Term B Loan to Borrower on December 31, 2011, without such request by Borrower, after which advance Borrower will be deemed to have received said Term Loan B for all purposes hereafter. Notwithstanding anything to the contrary contained in the foregoing or anywhere else in this Agreement or any other Loan Document, (x) the Lenders shall not have any obligation to make any advances under the Term B Loan Commitments until the commencement of the Term B Loan Draw Period, and from the Effective Date until the commencement of the Term B Loan Draw Period, for all purposes under this Agreement, the Term B Loan Commitments and the Term B Loan Commitment of each Lender shall be deemed to be zero ($0), and (y) from the Effective Date until the commencement of the Term B Loan Draw Period, for all purposes under this Agreement, the Term Loan Commitments shall be deemed to be Term A Loan Commitments and the Term Loan Commitment of each Lender shall be deemed to be such Lender’s Term A Loan Commitment. Any portion of the Term B Loan Commitments not funded as of the close of business on the date which is five (5) Business Days after the end of the Term B Loan Draw Period shall thereupon automatically be terminated and the Term B Loan Commitment of each Lender as of such date shall be reduced by such Lender’s Pro Rata Share of such total reduction in the Term B Loan Commitments. Each Lender’s obligation to fund the applicable Term Loan shall be limited to such Lender’s Term A Loan Commitment or Term B Loan Commitment, as applicable, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded. Borrower shall not have any right to reborrow any portion of any Term Loan that is repaid or prepaid from time to time.
(b) Repayment. Commencing on August 31, 2011, and continuing on the Payment Date of each successive month thereafter through and including the Term Loan Maturity Date, Borrower shall make consecutive monthly payments of principal in respect of the Term A Loans to each Lender, as calculated by Agent in accordance with: (1) the amount of such Lender’s Term A Loan, (2) the effective rate of interest, as determined in Section 2.2, and (3) a straight-line amortization schedule ending on the Term Loan Maturity Date. Commencing on May 31, 2012, and continuing on the Payment Date of each successive month thereafter through and including the Term Loan Maturity Date, Borrower shall make consecutive monthly payments of principal in respect of the Term B Loans to each Lender, as calculated by Agent in accordance with: (1) the amount of such Lender’s Term B Loan, (2) the effective rate of interest, as determined in Section 2.2, and (3) a straight-line amortization schedule ending on the Term Loan Maturity Date. All unpaid principal and accrued interest with respect to the Term Loans is due and payable in full on the Term Loan Maturity Date. The Term Loans may be prepaid only in accordance with Sections 2.1.1(c) and 2.1.1(d).”
2	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.2 (a) thereof, in its entirety:
“(a) Interest Rate. Subject to Section 2.2(b), the principal amount outstanding under the Term A Loans shall accrue interest at a fixed per annum rate equal to eleven and one-half percent (11.50%), which interest shall be payable monthly. Subject to Section 2.2(b), the principal amount outstanding under the Term B Loans shall accrue interest at a fixed per annum rate equal to (a) in the event the Term B Loans are funded on or before February 28, 2011, eleven and one-half percent (11.50%) or (b) in the event the Term B Loans are funded after February 28, 2011, twelve percent (12.00%), which interest shall be payable monthly.”

and inserting in lieu thereof the following:
“(a) Interest Rate. Subject to Section 2.2(b), the principal amount outstanding under the Term A Loans shall accrue interest at a fixed per annum rate equal to eleven and one-half percent (11.50%), which interest shall be payable monthly. Subject to Section 2.2(b), the principal amount outstanding under the Term B Loans shall accrue interest at a fixed per annum rate equal to twelve and one half percent (12.50%), which interest shall be payable monthly.”
3	The Loan Agreement shall be amended by deleting the following appearing as Section 4.1 thereof:

“4.1 Grant of Security Interest. Borrower hereby grants Agent, for the ratable benefit of Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof; provided, that solely with respect to Borrower’s IP Collateral, such security interest shall not be effective unless or until an IP Lien Event has occurred. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority to Agent’s Lien to the extent permitted under this Agreement. If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof (and further details as may be required by Agent) and grant to Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.”

and inserting in lieu thereof the following:

“4.1 Grant of Security Interest. Borrower hereby grants Agent, for the ratable benefit of Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority to Agent’s Lien to the extent permitted under this Agreement. If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof (and further details as may be required by Agent) and grant to Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.”
4	The Loan Agreement shall be amended by deleting the following provision appearing in Section 6.2(c) thereof, in its entirety:
“(c) Prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any Copyright, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in the IP Agreement, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property. Upon the occurrence of an IP Lien Event, Borrower shall deliver to Agent and the Lenders an updated intellectual property security agreement (in form and substance reasonably acceptable to Agent in its discretion) in favor of Agent, covering all of the then-existing IP Collateral.”
and inserting in lieu thereof the following:
“(c) Prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any Copyright, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in the IP Agreement, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property.”
5	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 (a) thereof, in its entirety:
“(a) Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intellectual Property. All Intellectual Property of Borrower is and shall be fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business. After the Effective Date, Borrower shall not become a party to, nor become bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property. Borrower shall at all times conduct its business without infringement and shall use commercially reasonable efforts to conduct its business without claim of infringement of any Intellectual Property rights of others. Borrower shall, to the extent it determines, in the exercise of its reasonable business judgment, that it is prudent to do the following: (a) except as may be reasonably determined to be appropriate by Borrower in the ordinary course of business, protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise Agent in writing of material infringements of its Intellectual Property; and (c) not allow any Material Intellectual Property to be abandoned, forfeited or dedicated to the public without Agent’s prior written consent. If Borrower (i) obtains any Patent, registered Trademark or servicemark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark or servicemark, in the case of (i) or (ii) that is not included in the IP Agreement, then Borrower shall concurrently provide written notice thereof to Agent and shall promptly execute such intellectual property security agreements (or updates to the Exhibits to the IP Agreement if not filed at such time by Agent) and other documents and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest (which will be effective as provided herein) in favor of Agent, for the ratable benefit of Lenders, in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, that are not included in the IP Agreement, then Borrower shall (a) after an IP Lien Event, concurrently provide written notice thereof to Agent and update all Exhibits to the IP Agreement, and (b) following the occurrence of an IP Lien Event: (x) provide Agent with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of the Lenders, in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office promptly after with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, servicemarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Agent, for the ratable benefit of the Lenders, to perfect and maintain a first priority perfected security interest in such property.”
and inserting in lieu thereof the following:
“(a) Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intellectual Property. All Intellectual Property of Borrower is and shall be fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business. After the Effective Date, Borrower shall not become a party to, nor become bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property. Borrower shall at all times conduct its business without infringement and shall use commercially reasonable efforts to conduct its business without claim of infringement of any Intellectual Property rights of others. Borrower shall, to the extent it determines, in the exercise of its reasonable business judgment, that it is prudent to do the following: (a) except as may be reasonably determined to be appropriate by Borrower in the ordinary course of business, protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise Agent in writing of material infringements of its Intellectual Property; and (c) not allow any Material Intellectual Property to be abandoned, forfeited or dedicated to the public without Agent’s prior written consent. If Borrower (i) obtains any Patent, registered Trademark or servicemark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark or servicemark, in the case of (i) or (ii) that is not included in the IP Agreement, then Borrower shall concurrently provide written notice thereof to Agent and shall promptly execute such intellectual property security agreements (or updates to the Exhibits to the IP Agreement if not filed at such time by Agent) and other documents and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest (which will be effective as provided herein) in favor of Agent, for the ratable benefit of Lenders, in such property. Prior to the occurrence of the IP Release Event, if Borrower decides to register any Copyrights or mask works in the United States Copyright Office, that are not included in the IP Agreement, then Borrower shall (x) provide Agent with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of the Lenders, in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office promptly after with filing the Copyright or mask work application(s) with the United States Copyright Office. Prior to the occurrence o the IP Release Event, Borrower shall promptly provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, servicemarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Agent, for the ratable benefit of the Lenders, to perfect and maintain a first priority perfected security interest in such property.”
6	The Loan Agreement shall be amended by inserting the following new Section 12.14, appearing immediately after Section 12.13 thereof:
“ 12.14 Release of Intellectual Property. Upon the occurrence of the IP Release Event, provided that no Event of Default exists, the Collateral set forth in Exhibit A hereto, shall be deemed amended to simultaneously replace Exhibit A hereto in its entirety and inserting in lieu thereof Exhibit E attached hereto. Borrower has granted to the Bank a continuing security interest in the assets described in Exhibit E at all times hereunder. At Borrower’s sole cost and expense, upon the occurrence of the IP Release Event, provided that no Event of Default exists, Bank shall execute and deliver to Borrower all releases, terminations, and other instruments as may be necessary or proper to release its Liens in the Intellectual Property of Borrower, granted herein, including, without limitation, UCC financing statement amendments and appropriate filings with the U.S. Copyright Office and the U.S. Patent and Trademark Office.”
7	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 14.1 thereof:
““Final Payment Percentage” is three percent (3.00%).”
““IP Agreement” is that certain Intellectual Property Security Agreement executed by Borrower to Agent dated as of the Effective Date, provided that such Intellectual Property Security Agreement shall not be deemed delivered to Agent or effective until the occurrence of an IP Lien Event.”
““IP Collateral” is defined on Exhibit A.”
““IP Release Event” has occurred when with respect to an IP Lien Event on any date (a) Borrower’s unrestricted balance sheet cash and Cash Equivalents in one or more Collateral Accounts over which Agent has obtained a Control Agreement with respect to such Collateral Account, plus (b) Excess Availability under the SVB Loan Agreement is equal to or greater than the product of (i) twelve (12) times (ii) the Monthly Cash Burn Amount.”

““Prepayment Fee” means with respect to any Term Loan subject to prepayment prior to the Term Loan Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:
(i) for a prepayment made on or after the Effective Date through and including the date which is twelve (12) months after the Effective Date, five percent (5.00%) of the outstanding principal amount of the Term Loans on the date of such prepayment;
(ii) for a prepayment made after the date which is after the date that is twelve (12) months after the Effective Date through and including the date which is twenty-four (24) months after the Effective Date, three percent (3.00%) of the outstanding principal amount of the Term Loans on the date of such prepayment; and
(ii) for a prepayment made after the date which is after the date that is twenty-four (24) months after the Effective Date and prior to the Term Loan Maturity Date, one percent (1.00%) of the outstanding principal amount of the Term Loans on the date of such prepayment.
Provided, that (i) any applicable Prepayment Fee shall be reduced by 50% in the event that the prepayment of the Terms Loans is made as a condition precedent to, in connection with or immediately upon the acquisition by Borrower (whether by merger or the acquisition of all or substantially all of Borrower’s assets) by a non-affiliated third party, provided that no Event of Default has occurred and is continuing, and (ii) no Prepayment Fee shall be payable to SVB to the extent the prepayment of the Terms Loans held by SVB is financed with the proceeds of an advance under the SVB Loan Agreement, provided that for the ninety (90) day period following such prepayment, no payments are made under the SVB Loan Agreement except for mandatory payments under the SVB Loan Agreement.”
““Term B Loan Draw Period” is the period commencing upon the occurrence of the Iluvien FDA Approval (provided no Event of Default has occurred and is continuing on such date) and continuing through the earlier to occur of (i) July 31, 2011, and (ii) the occurrence of an Event of Default.”
““Term Loan Maturity Date” is October 31, 2013.”
and inserting in lieu thereof the following:
““Final Payment Percentage” is four percent (4.00%).”
““IP Agreement” is that certain Intellectual Property Security Agreement executed by Borrower to Agent dated as of the Effective Date, provided that such Intellectual Property Security Agreement shall be deemed inoperative and of no force or effect following the occurrence of an IP Release Event.”
““IP Collateral” is defined on Exhibit E.”

““IP Release Event” means written confirmation by Agent that Borrower has achieved positive EBITDA for two (2) consecutive calendar quarters.”
““Prepayment Fee” means:
(A) Prior to the Funding Date of the Term B Loan, with respect to any Term Loan subject to prepayment prior to the Term Loan Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:
(i) for a prepayment made on or after the Effective Date through and including the date which is twelve (12) months after the Effective Date, five percent (5.00%) of the outstanding principal amount of the Term Loans on the date of such prepayment;
(ii) for a prepayment made after the date which is after the date that is twelve (12) months after the Effective Date through and including the date which is twenty-four (24) months after the Effective Date, three percent (3.00%) of the outstanding principal amount of the Term Loans on the date of such prepayment; and
(ii) for a prepayment made after the date which is after the date that is twenty-four (24) months after the Effective Date and prior to the Term Loan Maturity Date, one percent (1.00%) of the outstanding principal amount of the Term Loans on the date of such prepayment.
Provided, that (i) any applicable Prepayment Fee shall be reduced by 50% in the event that the prepayment of the Terms Loans is made as a condition precedent to, in connection with or immediately upon the acquisition by Borrower (whether by merger or the acquisition of all or substantially all of Borrower’s assets) by a non-affiliated third party, provided that no Event of Default has occurred and is continuing, and (ii) no Prepayment Fee shall be payable to SVB to the extent the prepayment of the Terms Loans held by SVB is financed with the proceeds of an advance under the SVB Loan Agreement, provided that for the ninety (90) day period following such prepayment, no payments are made under the SVB Loan Agreement except for mandatory payments under the SVB Loan Agreement; and
(B) On and after the Funding Date of the Term B Loan, with respect to any Term Loan subject to prepayment prior to the Term Loan Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:
(i) for a prepayment made prior to the first anniversary of the Funding Date of the Term B Loan, five percent (5.00%) of the outstanding principal amount of the Term Loans on the date of such prepayment;
(ii) for a prepayment made after the date which is after the first anniversary of the Funding Date of the Term B Loan through and including the date which is the second anniversary of the Funding Date of the Term B Loan, three percent (3.00%) of the outstanding principal amount of the Term Loans on the date of such prepayment; and

(ii) for a prepayment made after the date which is after the date that is after the second anniversary of the Funding Date of the Term B Loan and prior to the Term Loan Maturity Date, one percent (1.00%) of the outstanding principal amount of the Term Loans on the date of such prepayment.
Provided, that (i) any applicable Prepayment Fee shall be reduced by fifty percent (50%) in the event that the prepayment of the Terms Loans is made as a condition precedent to, in connection with or immediately upon the acquisition by Borrower (whether by merger or the acquisition of all or substantially all of Borrower’s assets) by a non-affiliated third party, provided that no Event of Default has occurred and is continuing, and (ii) no Prepayment Fee shall be payable to SVB to the extent the prepayment of the Terms Loans held by SVB is financed with the proceeds of an advance under the SVB Loan Agreement, provided that for the ninety (90) day period following such prepayment, no payments are made under the SVB Loan Agreement except for mandatory payments under the SVB Loan Agreement.”
““Term B Loan Draw Period” is the period commencing upon the occurrence of the Iluvien FDA Approval (provided no Event of Default has occurred and is continuing on such date) and continuing through the earlier to occur of (i) December 31, 2011, and (ii) the occurrence of an Event of Default.”
““Term Loan Maturity Date” is April 30, 2014.”
8	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:
““IP Lien Event” has occurred when on any date (a) Borrower’s unrestricted balance sheet cash and Cash Equivalents in one or more Collateral Accounts over which Agent has obtained a Control Agreement with respect to such Collateral Account, plus (b) Excess Availability under the SVB Loan Agreement is less than the product of (i) six (6) times (ii) the Monthly Cash Burn Amount. Upon the occurrence of an IP Lien Event, such IP Lien Event shall stay in effect until the occurrence of an IP Release Event.”
9	The Schedule appearing as Schedule 1.1 to the Loan Agreement is hereby replaced with the Schedule attached as Schedule 1 hereto.

10	The Loan Agreement shall be amended by substituting the Collateral description appearing on Exhibit A thereto for the Collateral description on Schedule 2 hereto. Borrower hereby grants Agent, for the ratable benefit of Lenders, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Existing Loan Documents, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

11	The Loan Agreement shall be amended by adding a new Exhibit E to the Loan Agreement, attached as Schedule 3 hereto.

4. FEES. Borrower shall pay to Agent a modification fee equal to Fifty Thousand Dollars ($50,000) to be shared ratably among the Lenders pursuant to their respective Commitment Percentages, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Lenders for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5. RATIFICATION OF IP AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain IP Agreement, and acknowledges, confirms and agrees that said IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said IP Agreement, except as set forth on Exhibit C attached to the Secretary’s Corporate Borrowing Certificate delivered to the Lenders in connection herewith, and shall remain in full force and effect.
6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 14, 2010 between Borrower and Lenders, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Lenders in the Perfection Certificate, except as set forth on Exhibit D attached to the Secretary’s Corporate Borrowing Certificate delivered to the Lenders in connection herewith, has not changed, as of the date hereof.
7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Lenders from any liability thereunder.
10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Lenders to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by each Lender in writing. No maker will be released by virtue of this Loan Modification Agreement.
11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Agent.
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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		AGENT:

ALIMERA SCIENCES, INC.		SILICON VALLEY BANK

By:	/s/ Richard S. Eiswirth, Jr.	By:	/s/ M. Scott McCarty

Name:	Richard S. Eiswirth, Jr.	Name:	Scott McCarty

Title:	Chief Operating Officer and Chief Financial Officer	Title:	Vice President

LENDERS:

MIDCAP FUNDING III, LLC, as a Lender

By:	/s/ Luis Viera

Name:	Luis Viera

Title:	Managing Director

SILICON VALLEY BANK, as a Lender

By:	/s/ M. Scott McCarty

Name:	Scott McCarty

Title:	Vice President

SCHEDULE 1
SCHEDULE 1.1
LENDERS AND COMMITMENTS

Lender	Term A Loan Commitment	Commitment Percentage
MidCap Funding III, LLC	$3,750,000	60.0%
Silicon Valley Bank	$2,500,000	40.0%
TOTAL TERM A LOANS	$6,250,000	100%

Lender	Term B Loan Commitment	Commitment Percentage
MidCap Funding III, LLC	$6,600,000	60.0%
Silicon Valley Bank	$4,400,000	40.0%
TOTAL TERM B LOANS	$11,000,000	100%
TOTAL TERM LOANS	$17,250,000	100%

Schedule 2
EXHIBIT A
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Schedule 3
EXHIBIT E — COLLATERAL DESCRIPTION
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired except to the extent that a judicial authority (including a U.S. Bankruptcy Court) would hold that it is necessary under applicable law to have a security interest in any of the following in order to have a perfected lien and security interest in and to the “IP Proceeds” defined below: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished; any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same; trademarks, trade names, service marks, mask works, rights of use of any name or domain names and, to the extent permitted under applicable law, any applications therefor, whether registered or not; and operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions (the “IP Collateral”); provided, however, the Collateral at all times shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing and any claims for damage by way of any past, present, or future infringement of any of the foregoing (collectively, the “IP Proceeds”).
Pursuant to the terms of a certain negative pledge arrangement with Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Lenders’ prior written consent.